         As Filed with the Securities and Exchange Commission on August 27, 1999

                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                               WEST COAST BANCORP
               (Exact name of issuer as specified on its charter)

             OREGON                                93-0810577
(State or other jurisdiction of                  (I.R.S. employer
incorporation or organization)                  identification no.)


                          5335 MEADOWS ROAD, SUITE 201
                            LAKE OSWEGO, OREGON 97035
                    (Address of principal executive offices)

                             1999 STOCK OPTION PLAN
                            (Full title of each plan)

                                    Please send copies of all communications to:

DONALD A. KALKOFEN                                    STEPHEN M. KLEIN, ESQ.
Executive President and Chief Financial Officer       Graham & Dunn, P.C.
West Coast Bancorp                                    1420 Fifth Avenue
5335 Meadows Road, Suite 201                          33rd Floor
Lake Oswego, Oregon  97035                            Seattle, Washington  98101
(503) 684-0884                                        (206) 340-9648

               (Name, address including zip code, telephone number
                   including area code, of agent for service)


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

                         CALCULATION OF REGISTRATION FEE

                  ------------------------------------------------------------------------------
                                                                         Proposed
                                                 Proposed maximum        maximum
Title of                  Amount                 offering                aggregate              Amount of
securities to be          to be                  price                   offering               registration
registered                registered             per share (1)           price (1)              fee
----------                -----------            -------------           ---------              ---

Common shares,            1,500,000(2)           $31.34                  $47,010,000            $13,093.00
no par value
                  ------------------------------------------------------------------------------

Notes:

1. Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended ("Securities Act"), the price per share is estimated to be $31.34 based upon the average of the high ($31.44) and the low ($31.25) trading prices of the common stock, no par value per share ("Common Stock") of West Coast Bancorp (the "Registrant") as reported on the Nasdaq Stock Market on August 25, 1999.

2. Shares of Registrant's Common Stock issuable upon exercise of option outstanding under the 1999 Stock Option Plan (the "Plan"), together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock, as provided in Rule 416(a) under the Securities Act.


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

             PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in the Registration Statement. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") prior to Registrant's filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

         (c) The description of the Common Shares contained in the Registrant's Prospectus/Joint Proxy Statement dated January 12, 1998 and included in the Registrant's Registration Statement on Form S-4 (Registration No. 333-43083), including any amendments or reports filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares offered pursuant to the Plan will be passed upon by Graham & Dunn, PC, 1420 Fifth Avenue, 33rd Floor, Seattle, Washington 98101.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Incorporation provide for indemnification, to the fullest extent permissible under the Oregon Business Corporation Act (the "OBCA"), of its directors against all expense, liability, and loss (including attorneys' fees) incurred by him or her by reason of or arising from the fact that he or she is or was a director of the Registrant or is or was serving at Registrant's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, and these indemnification rights continue as to a person who has ceased to be a director, officer, partner, trustee, employee, or agent and inure to the benefit of his or her heirs, executors, and administrators. Registrant's Articles of Incorporation authorize Registrant, through its Bylaws, and the Registrant's Board to provide indemnification to Registrant's officers, employees, and agents, to the extent


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

permitted by law. Registrant's Bylaws provide that Registrant will indemnify its directors and officers to the full extent permitted by the OBCA. However, Registrant will not provide indemnification when (1) a director or officer commits intentional misconduct or knowingly violates the law; (2) a director or officer is adjudged liable to Registrant in a proceeding by or in the right of Registrant; or (3) a director or officer is adjudged liable in any proceeding charging improper personal benefit on the basis that the director or officer improperly received a personal benefit. Indemnification rights and procedures, including entitlements to advanced expenses, are set forth in more detail in Registrant's Bylaws.

         The Articles permit the Registrant to provide further indemnification rights to its directors, officers, employees, and agents as permitted by law. The Registrant has provided such additional indemnification rights to its directors, officers, employees, and agents in the Bylaws, and in indemnification agreements entered into with certain of its directors and officers.

         The effect of these provisions is potentially to indemnify the Registrant's directors from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


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

ITEM 8.  EXHIBITS.

 Exhibit
 Number                         Description
 -------                        -----------
  5.1     Opinion of Graham & Dunn, P.C.,  Registrant's  legal counsel, regarding legality of the Common Stock being registered.
  23.1    Consent of Graham & Dunn (included in Exhibit 5.1).
  23.2    Consent of Arthur Andersen LLP.
  23.3    Consent of Dwyer Pemberton LLP
  24.1    Powers of Attorney (see the Signature Page )
  99.1    1999 Stock Option Plan.
  99.2    Form of Stock Option Agreement


ITEM 9.  UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or


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

Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Oswego, State of Oregon, on the 25th day of August, 1999.

                            WEST COAST BANCORP


                            By: /s/ Donald A. Kalkofen
                               -----------------------------------------------
                               Donald A. Kalkofen
                               Executive Vice President and Chief Financial
                               Officer

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes and appoints Ronald T. DeLude and Shauna L. Vernal, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 25th day of August, 1999.


     Signature                                Title
     ---------                                -----

  /s/ Ronald A. DeLude           Acting President and Chief Executive Officer
------------------------------   (Principal Executive Officer)
Ronald A. DeLude


  /s/ Donald A. Kalkofen         Executive Vice President and Chief Financial
------------------------------   Officer
Donald A. Kalkofen               (Principal Financial Officer)


 /s/ Kevin M. McClung            Vice President and Controller
------------------------------   (Principal Accounting Officer)
Kevin M. McClung


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


   /s/ Lloyd D. Ankeny            Director
------------------------------
Lloyd D. Ankeny

  /s/ Phillip G. Bateman          Director
------------------------------
Phillip G. Bateman

  /s/ Michael J. Bragg            Director
------------------------------
Michael J. Bragg

  /s/ William B. Loch             Director
------------------------------
William B. Loch

  /s/ Jack E. Long                Director
------------------------------
Jack E. Long

  /s/ C. Douglas McGregor         Director
------------------------------
C. Douglas McGregor

  /s/ J. F. Ouderkirk             Director
------------------------------
J. F. Ouderkirk

  /s/ James J. Pomajevich         Director
------------------------------
James J. Pomajevich


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

                                INDEX OF EXHIBITS


Exhibit
Number                            Description
-------                           -----------
  5.1       Opinion of Graham & Dunn, P.C., Registrant's legal counsel, regarding legality of the Common Stock being registered.
  23.1      Consent of Graham & Dunn (included in Exhibit 5.1).
  23.2      Consent of Arthur Andersen LLP.
  23.3      Consent of Dwyer, Pemberton
  24.1      Powers of Attorney (see the Signature Page)
  99.1      1999 Stock Option Plan.
  99.2      Form of Stock Option Agreement





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